SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       PETROLEUM & RESOURCES CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                       PETROLEUM & RESOURCES CORPORATION

                             Seven St. Paul Street
                           Baltimore, Maryland 21202

        ---------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 13, 1998
        ---------------------------------------------------------------

     Notice is hereby given that the annual meeting of stockholders of PETROLEUM & RESOURCES CORPORATION, a Maryland corporation (the "Corporation"), will be held at the Luxury Collection Hotel, Houston, 1919 Briar Oaks Lane, Houston, Texas, on Tuesday, March 31, 1998, at 11:00 a.m., for the following purposes:

     (a) to elect directors as identified in the Proxy Statement for the ensuing year;

     (b) to consider and vote upon the ratification of the selection of Coopers & Lybrand L.L.P. as the firm of independent accountants to audit the books and accounts of the Corporation for or during the year ending December 31, 1998; and

     (c) to transact such other business as may properly come before said meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 13, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                                           By order of the Board of Directors,

                                           LAWRENCE L. HOOPER, JR.
                                           SECRETARY AND GENERAL COUNSEL

Baltimore, MD

     NOTE: STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WITHOUT DELAY.

                       PETROLEUM & RESOURCES CORPORATION

                             Seven St. Paul Street
                              Baltimore, MD 21202
                              -------------------

                                PROXY STATEMENT
                              -------------------

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Petroleum & Resources Corporation, a Maryland corporation (the "Corporation"), for the annual meeting of stockholders to be held on Tuesday, March 31, 1998, and is first being sent to stockholders on or about February 17, 1998.

     Only stockholders of record at the close of business on February 13, 1998 may vote at the annual meeting to be held on March 31, 1998. On the record date, the Corporation had outstanding 13,422,787 shares of Common Stock ("Common Stock").

     The holders of the Common Stock shall be entitled to one vote per share. The Corporation has no other class of security outstanding. Directors shall be elected by a plurality of the votes cast at the meeting. Proposal (b) referred to below requires the affirmative vote of a majority of the votes cast at the meeting. Unless otherwise required by the Corporation's Articles of Incorporation or By-laws, or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of the votes cast at the meeting. Shares of Common Stock represented by proxies that are marked "withhold authority" (with respect to the election of any nominee for election as director), or marked abstain, or which constitute a broker non-vote will be counted as present at the meeting for determining a quorum. (Broker non-votes occur when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and such nominee does not possess or choose to exercise discretionary authority with respect thereto.) With respect to any matter to be decided by a plurality or majority of the votes cast at the meeting, proxies marked "withhold authority" (with respect to the election of any nominee for election as director), or marked abstain, or which constitute a broker non-vote will not be counted for the purpose of determining the number of votes cast at the meeting, and therefore will have no effect on any such vote.

     The purposes for which the annual meeting to be held on March 31, 1998 is being called are: (a) election of directors of the Corporation; (b) ratification of the selection of Coopers & Lybrand L.L.P. as the firm of independent accountants to audit the books and accounts of the Corporation for or during the year ending December 31, 1998; and (c) transaction of such other business as may properly come before said meeting or any adjournment thereof. At the date of this proxy statement, the only business that the management intends to present, or knows that others will present at the meeting, are Proposals (a) and (b) referred to above. Should any other matter come before the meeting, however, action may be taken thereon pursuant to proxies in the form enclosed.

     Except for Proposals (a) and (b) referred to above, the proxies confer discretionary authority on the persons named therein or their substitutes with respect to any business that may properly come before the meeting. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Corporation, by executing a later dated proxy, or by appearing and voting at the meeting. Properly executed proxies will be voted as directed, but, if no direction is specified, the shares covered by a given proxy will be voted in favor of Proposals (a) and (b).

     The Corporation will pay all costs of soliciting proxies in the accompanying form. See "Other Matters" below. Solicitation will be made by mail, and officers and regular employees of the Corporation may also solicit proxies by telephone or personal interview. The Corporation expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

                           (A) ELECTION OF DIRECTORS

     Unless contrary instructions are given by the stockholder signing a proxy, it is intended that each proxy in the accompanying form will be voted at the Annual Meeting for the election of the following nominees to the Board of Directors for the ensuing year, all of whom have consented to serve if elected:

Enrique R. Arzac              W. D. MacCallan               Landon Peters
Allan Comrie                  Augustine R. Marusi           John J. Roberts
Daniel E. Emerson             W. Perry Neff                 Robert J. M. Wilson
Thomas H. Lenagh              Douglas G. Ober

     If for any reason one or more of the nominees above named shall become unable or unwilling to serve (which is not now expected) when the election occurs, proxies in the accompanying form will, in the absence of contrary instructions, be voted for the election of the other nominees above named and may be voted for substitute nominees in the discretion of the persons named as proxies in the accompanying form. The directors elected will serve until the next annual meeting or until their successors are elected, except as otherwise provided in the By-laws of the Corporation.

INFORMATION AS TO NOMINEES FOR ELECTION AS DIRECTORS (AS OF DECEMBER 31, 1997):

     Set forth below with respect to each nominee for director are his name and age, any positions held with the Corporation, other principal occupations during the past five years, other directorships and business affiliations, the year in which he first became a director, and the number of shares of Common Stock beneficially owned by such director. Also set forth below is the number of shares of Common Stock beneficially owned by all directors and officers of the Corporation as a group.

                                                                                                           SHARES OF
                                                                                                            COMMON
                                                                                              HAS            STOCK
                                                                                             BEEN A      BENEFICIALLY
                       NAME, AGE, POSITIONS WITH THE CORPORATION,                           DIRECTOR         OWNED
                  OTHER PRINCIPAL OCCUPATIONS AND OTHER AFFILIATIONS(a)                      SINCE      (b)(c)(d)(e)(f)
-----------------------------------------------------------------------------------------   --------    ---------------
Enrique R. Arzac, 56, Professor of Finance and Economics, formerly Vice Dean of Academic      1987            1,585
  Affairs of the Graduate School of Business, Columbia University. Director of The Adams
  Express Company, BEA Income Fund, Inc., BEA Strategic Income Fund, Inc., Brazilian
  Equity Fund, Chile Fund, Emerging Markets Infrastructure Fund, Emerging Markets
  Telecommunications Fund, First Israel Fund, Latin America Equity Fund, Latin America
  Investment Fund and Portugal Fund (investment companies).
Allan Comrie, 78, Formerly President and Chief Executive Officer of U.S. & Foreign            1984            1,366
  Securities Corp. (investment company). Director of The Adams Express Company. Formerly a director of Japan Fund, Inc. (investment company) and formerly a trustee of Atlantic
  Mutual Companies (insurance).

                                                                                                           SHARES OF
                                                                                                            COMMON
                                                                                              HAS            STOCK
                                                                                             BEEN A      BENEFICIALLY
                       NAME, AGE, POSITIONS WITH THE CORPORATION,                           DIRECTOR         OWNED
                  OTHER PRINCIPAL OCCUPATIONS AND OTHER AFFILIATIONS(a)                      SINCE      (b)(c)(d)(e)(f)
-----------------------------------------------------------------------------------------   --------    ---------------
Daniel E. Emerson, 73, Retired Executive Vice President of NYNEX Corporation, retired         1987            1,366
  Chairman of the Board of both NYNEX Information Resources Co. and NYNEX Mobile
  Communications Co. Previously, Executive Vice President and Director of New York
  Telephone Company. Presently, Past Chairman, National Board of Directors, YMCA of the
  U.S.A. Director of The Adams Express Company and Clifford of Vermont (cable and wire distribution).
Thomas H. Lenagh, 79, Financial Advisor, formerly Chairman of the Board and Chief             1987            1,149
  Executive Officer of Greiner Engineering Inc. (formerly Systems Planning Corp.)
  (consultants), formerly financial vice president, Aspen Institute (research), and financial advisor and prior thereto Treasurer of the Ford Foundation (charitable foundation). Director of Gintel Funds, Clemente Global Growth Fund, and The Adams
  Express Company (investment companies), ICN Pharmaceuticals Inc., Irvine Sensors Corp.
  (engineering), CML Group, Inc. (specialty retailing), Franklin Quest Co. (seminar planning), V-Band Corp. (telecommunications manufacturing), and ASD Group (electronic contract manufacturing).
W. D. MacCallan, 70, Retired Chairman of the Board and Chief Executive Officer of the         1971           22,006
  Corporation. Director, former Chairman of the Board and Chief Executive Officer of The
  Adams Express Company, formerly consultant to the Corporation and The Adams Express
  Company. Previously, Director of the Hanover Funds, Inc. and the Hanover Investment
  Funds, Inc. (investment companies). Presently, Trustee, Vista Family of Mutual Funds
  (fifty funds).
Augustine R. Marusi, 84, Retired Chairman of the Board of Borden, Inc. (food and              1987           13,717
  chemicals). Presently a Director of The Adams Express Company.
W. Perry Neff, 70, Private Financial Consultant, Retired Executive Vice President of          1971              471
  Chemical Bank. Director of The Adams Express Company and North American Life Assurance
  Company and ManuLife Financial (insurance). Previously, Chairman of the Board and
  Director of both the Hanover Funds, Inc. and the Hanover Investment Funds, Inc.
  (investment companies) and a Director of Van Deventer & Hoch (investment company).
  Presently, Trustee, Vista Family of Mutual Funds (fifty funds).
*Douglas G. Ober, 51, Chairman of the Board and Chief Executive Officer of the                1989           38,591
  Corporation since April 1, 1991. Director, Chairman of the Board and Chief Executive
  Officer of The Adams Express Company.
Landon Peters, 67, Private Investor, formerly Investment Manager, Y.M.C.A. Retirement         1987              831
  Fund. Formerly Executive Vice President and Treasurer and prior thereto Senior Vice
  President and Treasurer of The Bank of New York. Director of The Adams Express Company.

                                                                                                           SHARES OF
                                                                                                            COMMON
                                                                                              HAS            STOCK
                                                                                             BEEN A      BENEFICIALLY
                       NAME, AGE, POSITIONS WITH THE CORPORATION,                           DIRECTOR         OWNED
                  OTHER PRINCIPAL OCCUPATIONS AND OTHER AFFILIATIONS(a)                      SINCE      (b)(c)(d)(e)(f)
-----------------------------------------------------------------------------------------   --------    ---------------
John J. Roberts, 75, Senior Advisor, formerly Vice-Chairman, External Affairs, American       1987              855
  International Group, Inc. (insurance). Formerly Chairman and Chief Executive Officer of
  American International Underwriters Corporation (insurance). Previously President of
  American International Underwriters Corporation-U.S./Overseas Operations. Director of
  American International Group, Inc. and The Adams Express Company.
Robert J. M. Wilson, 77, Retired President of the Corporation. Director and retired           1975            6,812
  President of The Adams Express Company.
Directors and executive officers of the Corporation as a group.                                             200,140

---------------

 * Mr. Ober is an "interested person," as defined by the Investment Company Act of 1940, because he is an officer of the Corporation.

(a) Each nominee is also a nominee for the Board of Directors of The Adams Express Company (see "Principal Stockholder" below).

(b) To the Corporation's knowledge, other than shares referred to in footnotes
    (c), (d) and (e) below, each director had sole investment and voting power with respect to the shares shown opposite his name above except (i) Mr. Lenagh, who had only investment power, and (ii) 1,067 shares shown for Mr. Emerson, which are owned jointly with his wife and as to which he has shared investment and voting power.

(c) Of the amounts shown, 5,183 shares beneficially owned by Mr. Ober were held by the Trustee under the Employee Thrift Plan of the Corporation. The Trust Agreement under such plan provides that plan participants have sole voting power but no investment power with respect to such shares.

(d) Of the amounts shown as beneficially owned by the directors and executive officers as a group, 25,325 shares were held by the Trustee under the Employee Thrift Plan.

(e) The amounts shown include shares subject to option under the Corporation's Stock Option Plan (see "Stock Option Plan" below) by Mr. Ober (33,376 shares), and directors and executive officers as a group (124,619 shares). Mr. Ober and the officers with shares subject to option all disclaim beneficial ownership of those shares.

(f) Calculated on the basis of 13,422,787 shares of Common Stock outstanding on December 31, 1997, each director owned less than 1% of the Common Stock outstanding. The directors and executive officers as a group owned 1.5% of the Common Stock outstanding.

     The nominees listed below are also nominees for election to the Board of Directors of The Adams Express Company ("Adams"), the Corporation's largest stockholder (see "Principal Stockholder" below), and at December 31, 1997, beneficially owned the number of shares of Adams common stock shown next to their respective names. Of these Adams shares, 14,868 were held by the Trustee of the Adams' Employee Thrift Plan for Mr. Ober, as to which he had sole voting
and no investment power and        shares are subject to option by Mr. Ober. He
disclaims beneficial ownership of these latter shares.

NOMINEE                  ADAMS SHARES    NOMINEE                  ADAMS SHARES
----------------------   ------------    ----------------------   ------------
Enrique R. Arzac             4,588       W. Perry Neff                3,126
Allan Comrie                 5,200       Douglas G. Ober             66,077
Daniel E. Emerson            5,943       Landon Peters                4,477
Thomas H. Lenagh             1,254       John J. Roberts              4,283
W. D. MacCallan             98,280       Robert J. M. Wilson         28,997
Augustine R. Marusi         98,542


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Each director and officer of the Corporation who is subject to Section 16 of the Securities Exchange Act of 1934 is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of or transactions in the Corporation's securities. The Corporation has no reason to believe that such directors and officers have not filed all requisite reports with the Securities and Exchange Commission on a timely basis during 1997, except that, following his election as an officer of the Corporation, Mr. Hooper's Form 3 was filed after the 10 day filing period.

INFORMATION AS TO OTHER EXECUTIVE OFFICERS

     Set forth below are the names, ages and positions with the Corporation and Adams of all executive officers of the Corporation other than those who also serve as directors. Executive officers serve as such until the election of their successors.

     Ms. Maureen A. Jones, 50, was elected Vice President and Treasurer, effective January 1, 1998, and has served as Treasurer of the Corporation and Adams since January 1, 1993.

     Mr. Richard F. Koloski, 53, has served as President of the Corporation since April 1, 1986 and Executive Vice President of Adams since January 1, 1986.

     Mr. Joseph M. Truta, 53, has served as Executive Vice President of the Corporation since January 1, 1986 and President of Adams since April 1, 1986.

     Mr. Lawrence L. Hooper, Jr., 45, has served as Secretary and General Counsel of the Corporation and Adams since April 1, 1997. Prior thereto, he was a partner in Tydings & Rosenberg, a Baltimore, Maryland law firm.

                                                                             SHARES OF
                                                                            COMMON STOCK
                 SECURITY OWNERSHIP OF MANAGEMENT (a)                       BENEFICIALLY
NAME                                                                     OWNED (b)(c)(d)(e)
----------------------------------------------------------------------   ------------------
Maureen A. Jones .....................................................          6,717
Richard F. Koloski ...................................................         53,526
Joseph M. Truta ......................................................         48,007
Lawrence L. Hooper, Jr................................................          3,141

---------------

(a) As of December 31, 1997. Share ownership of directors and executive officers as a group is shown in the table beginning on page 2 and footnotes thereto.

(b) To the Corporation's knowledge, each officer had sole investment and voting power with respect to the shares shown opposite his or her name above other than shares referred to in footnote (c) below.

(c) Of the amounts shown, the following shares beneficially owned by the respective officer were held by the Trustee under the Employee Thrift Plan of the Corporation: Ms. Jones (950 shares), Mr. Koloski (12,840 shares), Mr. Truta (6,311 shares), and Mr. Hooper (41 shares). The Trust Agreement under such plan provides that plan participants have sole voting power but no investment power with respect to such shares.

(d) The amounts shown include shares subject to option under the Corporation's Stock Option Plan (see "Stock Option Plan" below), by Ms. Jones (5,767 shares), Mr. Koloski (40,686 shares), Mr. Truta (41,696 shares), and Mr. Hooper (3,094 shares).

(e) Calculated on the basis of 13,422,787 shares of Common Stock outstanding on December 31, 1997, each of the officers listed above owned less than 1.0% of the Common Stock outstanding.

PRINCIPAL STOCKHOLDER

     At December 31, 1997, only one person or group of persons was known by the Corporation to own beneficially more than five percent of any class of the Corporation's voting securities.

                                                 AMOUNT AND
                                                 NATURE OF
TITLE OF              NAME AND ADDRESS           BENEFICIAL       PERCENT
  CLASS             OF BENEFICIAL OWNER          OWNERSHIP        OF CLASS
-------------    --------------------------    --------------     --------
Common Stock     The Adams Express Company     1,145,570 shs.       8.5%
                 Seven St. Paul Street                 direct
                 Baltimore, Maryland 21202

BOARD MEETINGS

     The Board of Directors held twelve meetings during 1997, at which overall attendance was approximately 92.4%. Each Director attended at least 75% of the total of all (i) meetings of the Board and (ii) meetings of committees of the Board on which he served in 1997.

AUDIT COMMITTEE OF THE BOARD

     Messrs. Carter*, Lenagh, MacCallan and Wilson, none of whom is an "interested person," constitute the membership of the Board of Directors' Audit Committee, which met twice during 1997. The Audit Committee (1) recommends to the Board of Directors the firm of independent accountants to be engaged to audit the books of account and other corporate records of the Corporation, (2) reviews with the independent accountants the scope of their audit, with particular emphasis on the areas to which either the Committee or the independent accountants believe special attention should be directed, (3) reviews the recommendations of the independent accountants regarding internal controls and other matters, and (4) makes reports, whenever deemed advisable, to the Board of Directors with respect to the internal controls and accounting practices of the Corporation. The Audit Committee also reviews the audit and non-audit fees of the independent accountants.

EXECUTIVE COMMITTEE OF THE BOARD

     Messrs. Carter*, Comrie, Emerson, Marusi, Ober**, Neff, and Peters constitute the membership of the Board's Executive Committee, which met twice during 1997. The Committee has the authority of the Board of Directors between meetings of the Board except as limited by law, the Corporation's By-laws, or Board resolution. The Executive Committee also performs the duties of a nominating committee. It recommends to the full Board candidates for directorship. It is the policy of the Executive Committee not to consider unsolicited nominations for director.

COMPENSATION COMMITTEE OF THE BOARD

     Messrs. Arzac, Comrie, Emerson, Marusi and Peters constitute the membership of the Board's Compensation Committee, which met four times during 1997. The Compensation Committee reviews and recommends changes in the salaries of directors, officers, and employees, and advises upon the compensation and stock option plans in which the executive officers, officers, and employees of the Corporation are eligible to participate.

BOARD OF DIRECTORS COMPENSATION

     During 1997, each director who is not an interested person received an annual retainer fee of $7,000 and a fee of $500 for each Board meeting attended. Messrs. Arzac, Lenagh, MacCallan, Neff, and Wilson are the director members of the Retirement Benefits Committee of the Corporation and Adams, which administers the Employees' Retirement Plans, Supplemental Retirement Plans and the Employee Thrift Plans of the Corporation and Adams. All members of each Committee, except executive officers and/or interested persons, receive an additional annual retainer fee of $1,500 for each committee membership and a fee of $500 for each meeting attended; the Chairman of each committee except for the Executive Committee receives an additional fee of $500 for each Committee meeting attended. The total amount of fees paid to "disinterested person" directors in 1997 was $185,350.

---------------
 * Mr. Carter resigned as a director as of December 31, 1997.
** Mr. Ober is an "interested person."

TRANSACTIONS WITH PRINCIPAL STOCKHOLDERS

     The Corporation shares certain expenses with Adams, of which all the above named nominees are directors. These expenses are initially paid by Adams, which is reimbursed by the Corporation either in proportion to the size of the respective investment portfolios of the two companies or, where possible, on an actual usage basis. In 1997 the Corporation's share of such expenses was $475,342 for research, accounting services and other office services (including proportionate salaries and other employee benefits), rent and related expenses, and miscellaneous expenses such as office supplies, postage, subscriptions and travel.

REMUNERATION OF DIRECTORS AND OTHERS

     The following table sets forth for each of the persons named below the aggregate current remuneration received from the Corporation and Adams during the fiscal year ended December 31, 1997 for services in all capacities:

                                                                                       PENSION OR
                                                                                       RETIREMENT
                                                                                        BENEFITS
                                                                                     ACCRUED DURING
                                                                                        THE LAST        ESTIMATED ANNUAL
                                                               AGGREGATE                 FISCAL          BENEFITS UPON
NAME OF PERSON,                      POSITION          REMUNERATION (1)(2)(3)(4)        YEAR (5)           RETIREMENT
---------------------------------------------------    -------------------------     --------------     ----------------
Douglas G. Ober              Chairman of the Board
                               and Chief Executive
                               Officer                         $ 456,000                      --            $148,456
Richard F. Koloski           President                           294,500                      --             131,802
Joseph M. Truta              Executive Vice
                               President                         298,000                      --             130,152
Enrique R. Arzac             Director (C)(D)                      35,700                     N/A                 N/A
Leigh Carter                 Director (A)(B)                      33,400                     N/A                 N/A
Allan Comrie                 Director (A)(C)                      33,300                     N/A                 N/A
Daniel E. Emerson            Director (A)(C)                      36,400                     N/A                 N/A
Thomas H. Lenagh             Director (B)(D)                      35,300                     N/A                 N/A
W. D. MacCallan              Director (B)(D)                      32,600                     N/A                 N/A
Augustine R. Marusi          Director (A)(C)                      35,400                     N/A                 N/A
W. Perry Neff                Director (A)(D)                      34,300                     N/A                 N/A
Landon Peters                Director (A)(C)                      35,400                     N/A                 N/A
John J. Roberts              Director                             21,900                     N/A                 N/A
Robert J. M. Wilson          Director (B)(D)                      34,000                     N/A                 N/A

(A) Member of Executive Committee

(B) Member of Audit Committee

(C) Member of Compensation Committee

(D) Member of Retirement Benefits Committee

---------------

(1) Of the amounts shown, direct salaries paid by the Corporation to Messrs. Ober, Koloski and Truta were $87,420, $133,860, and $60,140, respectively. Of the amounts shown, Adams paid non-deferred salaries to Mr. Ober ($187,773), Mr. Koloski ($56,534), and Mr. Truta ($127,966), the remainder of amounts shown were paid by the Corporation. Of the amounts shown, $6,808 for Mr. Ober, $3,606 for Mr. Koloski, and $5,894 for Mr. Truta, was deferred compensation under the Employee Thrift Plan paid by Adams for the respective employee's account. Of the Corporation's direct salaries, $2,693 for Mr. Ober, $5,894 for Mr. Koloski, and $3,606 for Mr. Truta, was deferred compensation under the Corporation's Employee Thrift Plan. The non-employee Directors do not participate in either Thrift Plan.

(2) The Corporation and Adams each offer an Employee Thrift Plan (see "Employee Thrift Plan" below) to their respective employees under which contributions are made to match the contributions made by eligible employees and each paid bonuses to certain officers. Of the amounts shown, $54,885, $70,088, and $33,612 were bonuses and/or plan contributions for Messrs. Ober, Koloski, and Truta, respectively. Adams made contributions and/or paid bonuses of $119,115 for Mr. Ober, $30,412 for Mr. Koloski, and $70,388 for Mr. Truta, respectively. The non-employee Directors do not receive bonuses from either company.

(3) In addition, $87,238 for Mr. Koloski was the net gain realized by him upon the exercise of stock appreciation rights during 1997 granted under the Corporation's Stock Option Plan (see "Stock Option Plan" below).

(4) Of the amounts shown for non-employee Directors, exactly one-half was paid by Adams.

(5) The Corporation and Adams each have a noncontributory Employees' Retirement Plan. No contributions were made by the Corporation or Adams to their respective plans in 1997.

STOCK OPTION PLAN

     On December 12, 1985, the Corporation's Board of Directors adopted a Stock Option Plan (the "Plan"), which was approved by the stockholders at the March 26, 1986 Annual Meeting of Stockholders and amended at the March 29, 1994 Annual Meeting of Stockholders. The Plan provides for the grant to "key employees" (as defined in the Plan) of options to purchase an aggregate maximum of 815,000 shares of Common Stock of the Corporation, together with related stock appreciation rights, of which (i) 335,000 shares may be made subject to options granted between December 12, 1985 and December 11, 1995, and (ii) 480,000 shares may be made subject to options granted between December 9, 1993 and December 8, 2003. All options granted or to be granted under the Plan currently will be treated as non-qualified stock options under the Internal Revenue Code. The Plan is administered by the Compensation Committee of the Board of Directors, which consists of five members of the Board, none of whom is eligible to receive grants under the Plan. The grant of options is at the discretion of the Compensation Committee.

     The Plan provides that, among other things, (a) the option price per share shall not be less than the fair market value of the Common Stock at the date of grant, except that the option price per share will be reduced after grant of the option to reflect capital gain distributions to the Corporation's stockholders, provided that no such reduction shall be made that will reduce the option price below 25% of the original option price, (b) an option will not become exercisable until the optionee shall have remained in the employ of the Corporation for at least one year after the date of grant and may be exercised for 10 years unless an earlier expiration date is stated in the option, and (c) no option or stock appreciation right shall be granted after December 8, 2003.

     The Plan permits the grant of stock appreciation rights in conjunction with the grant of an option, either at the time of the option grant or thereafter during its term and in respect of all or part of such option. Stock appreciation rights permit an optionee to request to receive (a) shares of Common Stock of the Corporation with a fair market value, at the time of exercise, equal to the amount by which the fair market value of all shares subject to the option in respect of which such stock appreciation right was granted exceeds the exercise price of such option, (b) in lieu of such shares, the fair market value thereof in cash, or (c) a combination of shares and cash. Stock appreciation rights are exercisable beginning no earlier than two years after the date of grant and extend over the period during which the related option is exercisable. To the extent a stock appreciation right is exercised in whole or in part, the option in respect of which such stock appreciation right was granted shall terminate and cease to be exercisable.

     No disposition of shares of Common Stock acquired as the result of the exercise of an option or stock appreciation right may be made within the later of two years of the date of grant of the option and within one year of the acquisition of such shares.

EMPLOYEE THRIFT PLAN

     Employees of the Corporation who have completed six months of service may elect to have 2% to 6% of their base salary deferred as a contribution to a thrift plan instead of being paid to them currently (see table set forth on page 8 regarding 1997 contributions for the officers and directors identified therein). The Corporation (subject to certain limitations) contributes for each employee out of net investment income an amount equal to 200% of each employee's contribution or to the maximum permitted by law. Employees may also contribute an additional 10% of base salary to the thrift plan, but these post-tax contributions are not matched by the Corporation. All employee contributions are credited to the employee's individual account. Employees may elect that their salary deferral and other contributions be invested in a fixed income fund, an intermediate bond fund, Common Stock, common stock of Adams, or a combination of the four. The Corporation's contributions are invested entirely in its Common Stock. An employee's interest in amounts derived from the Company's contributions becomes non-forfeitable upon completion of 36 months of service or upon death or retirement. Payments of amounts not withdrawn or forfeited under the thrift plan may be made upon retirement or other termination of employment in a single distribution, in ten equal installments, or in an annuity.

EMPLOYEES' RETIREMENT PLAN

     The respective employees of the Corporation and Adams with one or more years of service participate in similar retirement plans pursuant to which contributions are made solely by the respective employers on behalf of, and benefits are provided for, employees meeting certain age and service requirements. The plans provide for the payment of benefits in the event of an employee's retirement at age 62 or older. Upon such retirement, the amount of the retirement benefit is 2% of an employee's final thirty-six months average annual salary, including bonuses, multiplied by years of service. Retirement benefits cannot exceed 55% of final thirty-six months average annual salary including bonuses. The criteria for calculation of retirement benefits under Adams' plan are the same. Benefits are payable in several alternative methods, each of which must be the actuarial equivalent of a pension payable for the life of the employee only. Retirement benefits (subject to any applicable reduction) are also payable in the event of an employee's early or deferred retirement, disability, or death. Contributions are made to a trust to fund these benefits.

     On March 10, 1988, the Board of Directors of each of the Corporation and Adams unanimously approved a supplemental retirement benefits plan (together, the "Supplemental Plans") for employees of the Corporation or Adams, as the case may be. The purpose of each of the Supplemental Plans is to provide deferred compensation in excess of benefit limitations imposed by the Internal Revenue Code on tax-qualified defined benefit plans, including the retirement plans of the Corporation and Adams described above. In accordance with such limitations, the annual benefit payable under each retirement plan may not exceed the lesser of $130,000 for 1998 and the employee's average total compensation paid during the three highest-paid consecutive calendar years of employment. The $130,000 limit will be adjusted annually by the Secretary of the Treasury to reflect cost-of-living increases. In addition, the Internal Revenue Code limits the amount of benefits payable to beneficiaries of the tax-qualified retirement plan of each of the Corporation and Adams who are also participants in the respective employee thrift plan of the Corporation or Adams, as the case may be, if the combination of projected annual retirement benefits under such retirement plan and annual contributions under such employee thrift plan exceeds certain limits.

     The Supplemental Plans authorize the Corporation or Adams, as the case may be, to pay annual retirement benefits to beneficiaries in an amount equal to the difference between the maximum benefits payable under such retirement plan and the benefits that would otherwise be payable but for the Internal Revenue Code's limitations on annual retirement benefits. All amounts payable under the Supplemental Plans will be paid from the general funds of the responsible company as benefits become due. Neither the Corporation nor Adams presently has established a trust or other funding vehicle for its Supplemental Plan. Payment of benefits under the Supplemental Plans will be made concurrently with and in the same form as payment of benefits under the related retirement plan. During 1997, the Corporation and Adams made payments of $15,467 and $18,844 under their respective Supplemental Plans.

BROKERAGE COMMISSIONS

     During the past fiscal year, the Corporation paid brokerage commissions on the purchase and sale of portfolio securities in the amount of $215,267, substantially all of which were paid to brokers providing research and other investment services to the Corporation. The average per share commission rate paid by the Corporation was $0.0637. No commissions were paid to an affiliated broker.

PORTFOLIO TURNOVER

     Portfolio turnover rate (purchases or sales, whichever is lower, as a percentage of weighted average portfolio value) for the past three years has been as follows:

                       1997          1996          1995
                       -----         -----         -----
                       13.09%        15.50%        15.86%

EXPENSE RATIO

     The ratio of expenses to the average net assets of the Corporation for the past three years has been as follows:

                       1997          1996          1995
                       ----          ----          ----
                       0.47%         0.63%         0.57%

            (b) RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Investment Company Act of 1940 (the "Act") requires, in effect, that the Corporation's independent accountants be selected by a majority of those members of the Board of Directors who are not "interested persons" (as defined by the Act) of the Corporation; that such selection be submitted for ratification or rejection at the annual meeting of stockholders; and that the employment of such independent accountants be conditioned on the right of the Corporation, by vote of the holders of a majority of its outstanding voting securities, to terminate such employment at any time without penalty. In accordance with such provisions, Coopers & Lybrand L.L.P., 217 E. Redwood Street, Baltimore, Maryland, independent accountants, which firm was the Corporation's principal auditor during the year 1997 has been selected as independent accountants of the Corporation to audit the books and accounts of the Corporation for or during the year ending December 31, 1998, by a majority of those members of the Board of Directors who were not "interested persons" of the Corporation, voting in person, and their selection is submitted to the stockholders for ratification by the affirmative vote of a majority of all votes cast at the meeting. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. Coopers & Lybrand L.L.P. does not have any direct financial or any material indirect financial interest in the Corporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P.

                        OTHER MATTERS AND ANNUAL REPORT

     As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should other business be properly brought up, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

     The Annual Report of the Corporation for the year ended December 31, 1997, including financial statements, has been mailed to all stockholders entitled to notice of and to vote at the annual meeting to be held on March 31, 1998. If you did not receive a copy, you may request one by telephoning Lawrence L. Hooper, Jr., Secretary and General Counsel, at (800) 638-2479.

     The Corporation has retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The Corporation will pay CIC a fee for its services not to exceed $5,000 and will reimburse CIC for its expenses, which the Corporation estimates will not exceed $2,000.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the 1999 Annual Meeting must be received at the office of the Corporation, Seven St. Paul Street, Baltimore, MD 21202, no later than October 16, 1998.

        PETROLEUM & RESOURCES CORPORATION--PROXY FOR 1998 ANNUAL MEETING

                 Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints W. D. MacCALLAN, W. PERRY NEFF and ROBERT
J. M. WILSON, the proxies, and each of them (with power to act without the others and with power of substitution) the proxy of the undersigned, for and in the name of the undersigned, to vote at the Annual Meeting of Stockholders of Petroleum & Resources Corporation to be held at The Luxury Collection Hotel Houston, 1919 Briar Oaks Lane, Houston, Texas 77027, on the 31st day of March, 1998 at 11:00 a.m., and at any adjournment thereof, the shares of stock which the undersigned would be entitled to vote if personally present.

     The undersigned hereby ratifying all action of said proxies, or any of them, or their or his substitutes or substitute by virtue hereof; and hereby revoking any authorization to vote such shares heretofore given by the undersigned to anyone. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated February 13, 1998, and the Proxy Statement furnished therewith.

     If the undersigned fails to specify herein how such shares are to be voted on said items (a) and (b), they shall be voted "FOR" said proposals.

                                                                          (over)

                                          PETROLEUM & RESOURCES CORPORATION
                                          P.O. BOX 11130
                                          NEW YORK, N.Y. 10203-0130


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        |        |
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
(a) ELECTION OF DIRECTORS    FOR all nominees         WITHHOLD AUTHORITY to vote          *EXCEPTIONS
                             listed below             for all nominees listed below

Nominees: Enrique R. Arzac, Allan Comrie, Daniel E. Emerson, Thomas H. Lenagh, W. D. MacCallan, Augustine R. Marusi,
          W. Perry Neff, Douglas G. Ober, Landon Peters, John J. Roberts, Robert J. M. Wilson
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions__________________________________________________________________________________________________________________

(b) THE SELECTION OF COOPERS & LYBRAND L.L.P. as independent public accountants.    FOR      AGAINST      ABSTAIN

(c) In their discretion, the Proxies are authorized to vote upon all other business that may properly come before the Meeting with all the powers the undersigned would possess if personally present.

THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR: PROPOSALS (a) AND (b).

                                                                    Change of Address or
                                                                     Comments Mark Here

                                                           NOTE: The signature(s) should correspond
                                                           with the name of the stockholder(s) as it
                                                           appears hereon.

                                                           Dated: ____________________________, 1998

                                                    |      Signature _______________________________
                                                    |
                                            ________|      Joint Tenant ____________________________
                                                                                              Common
                                                           Votes must be indicated
Sign, Date and Return the Proxy Card Promptly Using        (x) in Black or Blue ink.   X
the Enclosed Envelope.


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